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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

FORGE INNOVATION DEVELOPMENT CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-218248	81-4635390
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

17800 Castleton Street, Suite 583

City of Industry, CA 91748

(Address of principal executive offices)

(626) 986-4566

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01         Other Events.

In order to meet the new OTCQB standards regarding the public float which became effective on May 20, 2018, the Registrant’s CEO and principal shareholder returned 15,000,000 shares of the Registrant’s common stock (the “Shares”) to the Registrant. One of the new standards was that every company trading on the OTCQB that has a market value of less than $2 million must have a freely traded “Public Float” of at least 10% of the company’s total issued and outstanding common stock. The Registrant does not have a market value of $2 million and prior to the return of the shares, its public float was approximately 8%. After the return of the Shares, the Registrant’s public float increased to approximately 10.5%.

The 15,000,000 shares were delivered to the Registrant’s Transfer Agent with instructions to remove them from issued and outstanding status and add them to the authorized but not issued status.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

FORGE INNOVATION DEVELOPMENT CORP.

Dated: July 10, 2018	By:	/s/ Patrick Liang
Patrick Liang President

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